UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 12, 2002
(Date of earliest event reported)

The Manitowoc Company, Inc.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 S. 16th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosures

The Manitowoc Company Inc. previously filed a current report on Form 8-K dated August 8, 2002 which included audited financial statements of Grove Investors, Inc. (Grove), a company acquired on August 8, 2002, as of September 29, 2001, and its predecessor SGPA, Inc. as of September 30, 2000, and for each of the years in the three year period ended September 29, 2001. The current report also included the following:

  unaudited condensed consolidated financial statements of Grove as of and for the three and six months ended March 30, 2002 and March 31, 2001, pro forma condensed combined statement of earnings for the year ended December 31, 2001 giving effect to the acquisition of Grove and Potain SAS, a company acquired by Manitowoc in 2001, and the related financing transactions, and pro forma condensed combined financial statements as of and for the three months ended March 31, 2002 giving effect to the acquisition of Grove and the related financing transactions.

This current report on Form 8-K is being filed to provide additional information beyond that filed in the current report on Form 8-K dated August 8, 2002. This report includes the unaudited condensed consolidated financial statements of Grove as of and for the three and nine months ended June 29, 2002 and June 30, 2001 and pro forma condensed combined financial statements as of and for the six months ended June 30, 2002 giving effect to the acquisition of Grove and the related financing transactions.

The following financial statements of Grove Investors, Inc. are included:

(i)	Unaudited Condensed Consolidated Balance Sheets as of September 29, 2001 and June 29, 2002
(ii)	Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended June 30, 2001 and June 29, 2002
(iii)	Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) for the three and nine months ended June 30, 2001 and June 29, 2002
(iv)	Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended June 30, 2001 and June 29, 2002
(v)	Notes to Unaudited Condensed Consolidated Financial Statements

The following pro forma financial information are included:

(i)	Unaudited Pro Forma Condensed Combined Statement of Earnings for the six months ended June 30, 2002
(ii)	Notes to Unaudited Pro Forma Condensed Combined Statement of Earnings
(iii)	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2002
(iv)	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

GROVE INVESTORS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands of dollars, except share amount)

GROVE INVESTORS, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Operations
For the three and nine months ended June 30, 2001 and June 29, 2002
(unaudited and in thousands)

| | Three Months Ended June 30, 2001 | Three Months Ended June 29, 2002 | Nine Months Ended June 30, 2001 | Nine Months Ended June 29, 2002 |
|---|---|---|---|---|
| | Predecessor | Company | Predecessor | Company |
| Net sales | $ 163,166 | $ 145,688 | $ 535,357 | $ 408,957 |
| Write-off of amounts assigned to inventory and other assets in excess of historical cost | — | — | — | 14,458 |
| Cost of goods sold | 135,610 | 123,945 | 456,914 | 344,023 |
| Gross profit | 27,556 | 21,743 | 78,443 | 50,476 |
| Selling, engineering, general and administrative expenses | 23,610 | 20,187 | 71,640 | 58,527 |
| Stock compensation expense | — | 255 | — | 475 |
| Amortization of goodwill | 1,401 | — | 4,215 | — |
| Expenses incurred in the sale of the Company | — | 1,350 | — | 1,350 |
| Restructuring charges | — | 352 | 2,439 | 1,032 |
| Reorganization costs | 5,263 | — | 6,263 | — |
| Loss from operations | (2,718) | (401) | (6,114) | (10,908) |
| Interest expense, net | (7,200) | (4,467) | (41,067) | (11,763) |
| Other income (expense), net | (585) | 1,205 | (600) | 1,171 |
| Loss before income taxes | (10,503) | (3,663) | (47,781) | (21,500) |
| Provision for income taxes | 940 | — | 2,355 | — |
| Net loss | $ (11,443) | $ (3,663) | $ (50,136) | $ (21,500) |

See accompanying notes to condensed consolidated financial statements

GROVE INVESTORS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income (Loss)
For the three and nine months ended June 30, 2001 and June 29, 2002
(unaudited and in thousands)

GROVE INVESTORS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
For the nine months ended June 30, 2001 and June 29, 2002
(unaudited and in thousands)

GROVE INVESTORS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements
(unaudited and in thousands)

(1)     Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. Accordingly, these financial statements do not include all the information and notes required by GAAP for complete financial statements. In the opinion of management, the unaudited consolidated financial statements include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and results of operations.

Interim results for the nine-month period ended June 29, 2002 are not necessarily indicative of the results that may be expected for a full fiscal year. For further information, refer to the consolidated financial statements and notes for the year ended September 29, 2001.

(2)     Plan of Reorganization and Basis of Presentation

From its inception in 1998 through December 31, 2000, Grove Investors LLC was a limited liability company which owned all the member's interest of Grove Holdings LLC. Grove Holdings LLC was a single member limited liability company which owned all of the member's interests of Grove Worldwide LLC. Effective January 1, 2001, Grove Investors LLC ("Grove Investors") was converted from a limited liability company to a C-corporation.

Prior to filing its petition for protection under United States Bankruptcy Code, Grove Investors changed its name to SGPA, Inc. ("SGPA" or the "Predecessor"). On May 7, 2001, SGPA filed a pre-negotiated Plan of Reorganization (the "Plan") for SGPA and each of its domestic subsidiaries pursuant to Chapter 11 of United States Bankruptcy Code with the United States Bankruptcy Court for the Middle-district of Pennsylvania (the "Bankruptcy Court"). The Bankruptcy Court confirmed the Plan on September 14, 2001 and the Plan was consummated on September 25, 2001. For reporting purposes, the inception date for the reorganized company was as of the close of business on September 29, 2001.

In connection with the Plan, Grove Investors, Inc. (the "Company") was formed under the laws of the State of Delaware, and in turn formed a wholly owned subsidiary, Grove Holdings, Inc. ("Holdings"), which in turn formed a wholly owned subsidiary, Grove Worldwide, Inc. ("Worldwide"). On September 25, 2001, Worldwide acquired SGPA, and Grove Holding LLC and Grove Worldwide LLC were merged into Worldwide. The Company executed, among other things, the following elements of the Plan:

  Holders of amounts outstanding under the Predecessor's bank credit facility of approximately $224,000, including accrued interest, were issued (i) $125,000 in senior secured notes, (ii) debentures, with a face value of $45,000 and an estimated fair value of $35,800, and (iii) four million shares of the Company's common stock.

  Holders of approximately $236,000 of the Predecessor's 9.25% senior subordinated notes, including accrued interest, were issued (i) one million shares of the Company's common stock, (ii) Series A warrants with a seven-year term giving the holder the right to acquire an aggregate of 277,778 shares of the Company's common stock at an exercise price of approximately $19.20 per share and (iii) Series B warrants with a seven-year term giving the holder the right to acquire an aggregate of 277,778 shares of the Company's common stock at $24.20 per share.
  Holders of approximately $70,000 of the Predecessor's 11.625% senior discount debentures, including accrued interest, approximately $73,000 of 14.5% senior debentures, including accrued interest, and the equity holders of the Predecessor did not receive any consideration under the Plan and their claims were discharged.
  Holders of all pre-petition unsecured trade obligations of the Predecessor were paid in full.

The estimated fair value of the Series A and Series B warrants were approximately $2,000 and $1,800, respectively. Such amounts have been included in additional paid-in capital in the consolidated balance sheet as of September 29, 2001.

In connection with the Bankruptcy filing, the Predecessor's bank group provided a $35 million Debtor-in-Possession facility for use by the Predecessor during Bankruptcy which was converted into a Revolving Credit Facility upon emergence from reorganization.

The Plan contemplated that 250,000 shares of the Company's common stock which were distributed to holders of the Predecessor's bank credit facility will be given to management. In January of 2002, the Company issued 200,000 shares under a restricted stock plan that vest ratably over five years. The Company issued the remaining 50,000 shares in April of 2002. In addition, the Company established a stock option plan providing for the issuance of up to 263,158 options to management to purchase Investors' common stock at the reorganization date fair market value. In January 2002, all the stock options were issued to members of management.

The reorganization value of the Company of approximately $286 million, ratified in the bankruptcy proceeding, was determined with the assistance of a financial advisor. The advisor (i) reviewed certain historical financial information for recent years and interim periods; (ii) reviewed certain internal financial and operating data, including five-year financial projections, prepared and provided by management; (iii) met with certain members of senior management to discuss the Company's operations and future prospects; (iv) reviewed publicly available financial data and considered the market value of public companies which the financial advisor deemed generally comparable to the operating business of the Company; (v) considered certain economic and industry information relevant to the operating businesses; and (vi) conducted such other studies, analyses, inquiries, and investigations as they deemed appropriate. Based upon the foregoing, the financial advisor developed a range of values for the Company. In addition to relying on management's projections, the reorganization valuation analysis made a number of assumptions including, but not limited to, a successful and timely reorganization of the Company's capital structure.

The consolidated financial statements following the reorganization reflect accounting principles set forth in the American Institute of Certified Public Accountants Statement of Position ("SOP") 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code. This statement provides guidance for financial reporting by entities that have filed voluntary petitions for relief under and have reorganized in accordance with the United States Bankruptcy Code. As such, the Company has adopted "fresh-start" reporting as of September 29, 2001, in the preparation of the accompanying consolidated balance sheet because holders of the equity interest in SGPA immediately before filing and confirmation of the Plan hold less than 50% of the equity interest in Investors and because SGPA's reorganization value is less than its post-petition liabilities and allowed claims. SGPA's emergence from Chapter 11 proceedings resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 29, 2001. As discussed further in note 2 to the consolidated financial statements, the assets and liabilities of the Company were restated as of September 29, 2001, in accordance with SOP 90-7. Thus, the Company's consolidated financial statements for periods prior to September 29, 2001 are not comparable to consolidated financial statements as of or subsequent to September 29, 2001.

The difference between the Company's reorganization value and the fair value of the Company's assets and liabilities resulted in the recording of a reorganization value in excess of amounts allocated to identifiable assets of $36,576 as of September 29, 2001.

The consolidated balance sheet prepared as of September 29, 2001, discussed below, illustrates the effect of the Plan and the impact of implementing "fresh-start" reporting. The adjustments present the (i) Company's reorganized capital structure, including its new credit agreement and debentures; (ii) effect of canceling the senior subordinated debentures, senior discount debentures and senior debentures and the related accrued interest and deferred financing costs; (iii) elimination of the accumulated deficit and comprehensive loss; (iv) write-up of inventory to approximate fair market value; (v) adjustment of the pension and post-retirement benefit liabilities to reflect fair market value; and (vi) certain other adjustments to adopt SOP 90-7.

The Company has substantially completed appraisals of its tangible and intangible assets. Based on the work completed to date, no material change will be necessary to amounts previously reported. The Company expects to complete all work related to the appraisals by September 29, 2002.

The effects of the Plan on the Company's consolidated balance sheet, including debt extinguishments, refinancing and fresh-start adjustments are as follows:

(3)     Inventory

Inventories consist of the following as of September 29, 2001 and June 29, 2002:

	September 29,	June 29,
	2001	2002
Raw materials	$ 61,234	$44,413
Work in process	44,141	48,589
Finished goods	63,076	77,737
	$168,451	$170,739

Inventories are valued at the lower of cost or market, as determined primarily under the first-in, first-out method.

In connection with "fresh-start" reporting, the Company assigned $11,035 of the reorganization value to work in process and finished goods inventories in excess of their historical carrying value. The Company also assigned $3,423 of the reorganization value to an intangible asset representing the fair value of its backlog. Such amounts were charged to costs of goods sold during the three months ending December 29, 2001.

(4)     Income Taxes

Prior to January 1, 2001, a significant portion of the Predecessor's business was operated as a limited liability company organized under the laws of Delaware. The limited liability company was treated as a partnership for income tax purposes, therefore, the taxable income was allocated to the equity holders who were responsible for U.S. income taxes on such taxable income. Accordingly, earnings prior to January 1, 2001 of the Predecessor's U.S. mobile hydraulic crane and aerial work platform business, as well as earnings from its foreign subsidiaries were not directly subject to U.S. income taxes.

Prior to January 1, 2001, provisions for income taxes were limited to foreign taxes with respect to earnings of the Predecessor's foreign subsidiaries and U.S. Federal, state and local income taxes with respect to the earnings of the Predecessor's truck-mounted crane business.

After January 1, 2001, the Predecessor made an election for the limited liability company to be treated as a C-Corporation for U.S. income tax purposes. Accordingly, earnings after January 1, 2001 are directly subject to U.S. income taxes. Effective with the election, the Predecessor estimated its net deferred tax assets to be $33,165 for which management concluded a complete valuation allowance was required.

As a new company formed in connection with the Plan, Grove Investors, Inc. has no taxable earnings history. Pursuant to Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes", the Company has not recorded the income tax benefit of operating losses incurred for the nine months ended June 29, 2002.

(5)      Derivative Financial Instruments

A summary of the Company's hedging strategies and outstanding derivative instruments are as follows:

(a)     Interest Rate Risk

The Company assesses interest rate cash flow risk by monitoring changes in interest rate exposure that may adversely impact expected future cash flows and by evaluating hedging opportunities. At June 29, 2002, the Company has approximately $138 million of variable rate borrowings under its bank credit facility.

As of June 29, 2002, the Company is not party to any instruments which hedge the Company's exposure to future changes in variable interest rates.

(b)     Foreign Currency Risk

The Company has foreign operations in the U.K., France, Germany and Australia. Therefore, its earnings, cash flows and financial position are exposed to foreign currency risk. In addition, the U.S. company regularly purchases mobile hydraulic cranes from its German factory to meet the demand of its U.S. customers. In order to maintain profit margins, the Company will purchase forward currency contracts and options at date of commitment to hedge payment obligations.

At June 29, 2002, the Company's German subsidiary has entered into forward contracts to sell Euros and U.S. dollars with an aggregate notional amount of $6 million. The contracts have an unrealized loss of $669 which the Company has included in the consolidated statement of operations for the nine months ended June 29, 2002.

(6)      Reorganization Value In Excess Of Amounts Allocated To Identifiable Assets

In accordance with SFAS No. 142 "Goodwill And Other Intangible Assets", the $36,576 of reorganization value in excess of amounts allocated to identifiable assets was not amortized in the three and nine month period ended June 29, 2002. The following table reconciles the previously reported net loss as if the provisions of SFAS No. 142 were in effect during Fiscal 2001:
	Three Months Ended		Nine Months Ended
	June 30,	June 29,	June 30,	June 29,
	2001	2002	2001	2002
	Predecessor	Company	Predecessor	Company

Net loss as reported	$(11,443)	$(3,663)	$(50,136)	$(21,500)
Add: Goodwill amortization	1,401	--	4,215	--

Adjusted net loss	$(10,042)	$(3,663)	$(45,921)	$(21,500)

(7)      Acquisition of Grove Investors

On March 18, 2002, the Company executed a definitive agreement to sell all outstanding shares to The Manitowoc Company, Inc. (Manitowoc). On July 31, 2002, the Company's shareholders approved the sale of the Company to Manitowoc and on August 8, 2002, the sale was completed. In exchange for all the outstanding shares of the Company's common stock, shareholders received approximately 2.2 million shares of Manitowoc common stock with an average market price of $32.34 per share as defined in the merger agreement. In addition, Manitowoc assumed or refinanced approximately $199.1 million of the Company's debt.

In connection with the acquisition, the Company and Manitowoc submitted pre-merger notification and report forms to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice on March 27, 2002. In response to concerns raised by the Department of Justice regarding a potential reduction in competition in the United States boom truck market that could result from the acquisition, the Company and Manitowoc reached an agreement with the Department of Justice that, following the completion of the acquisition, Manitowoc will divest of either Manitowoc Boom Trucks or National Crane . Based on a preliminary analysis, Manitowoc intends to pursue the disposition of Manitowoc Boom Trucks. Manitowoc and the Company do not anticipate that the divestiture of either operation will have a material effect on its financial condition or the results of its operations.

(8)     New Accounting Pronouncements

In April 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 145, Rescission of FASB Statements No. 4,44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections that are not substantive in nature to existing pronouncements. The Company will adopt SFAS No. 145 as of January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, which were adopted for transactions occurring subsequent to May 15, 2002. Adoption of SFAS No. 145 is not expected to have a material impact on the consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost associated with the exit or disposal activity be recognized when incurred at fair value. SFAS No. 146 eliminates the definition and requirements of EITF Issue 94-3. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002 and may have an effect on the timing of future restructuring charges taken, if and when they occur.

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined financial statements as of and for the six months ended June 30, 2002 give effect to the acquisition of Grove and the related financing transactions and are based on the historical unaudited financial statements of Manitowoc for the six months ended June 30, 2002 and the historical unaudited financial information of Grove for the six months ended June 29, 2002. In preparing these pro forma financial statements, we have assumed that the acquisition of Grove and the related financing transactions occurred on January 1, 2002 for the purposes of the unaudited pro forma condensed combined statement of earnings, and that the acquisition of Grove occurred on June 30, 2002 for the purposes of the unaudited pro forma condensed combined balance sheet.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Manitowoc and Grove. Further Grove financial information, and pro forma financial information of Manitowoc reflecting the Grove acquisition, is included in Manitowoc's current report on Form 8-K dated August 8, 2002, reporting the Grove acquisition.

     Pro forma adjustments to historical financial information include adjustments that we deem reasonable and appropriate and are factually supported based on currently available information. These unaudited pro forma financial statements are included for comparative purposes only and may not be indicative of what actual results would have been had we acquired Grove on the dates described above. The pro forma financial statements also do not purport to present our financial results for future periods.

     In connection with the Grove acquisition, Manitowoc and Grove submitted pre-merger notification and report forms to the Federal Trade Commission and the Antitrust division of the United States Department of Justice on March 27, 2002. In response to concerns raised by the Department of Justice regarding a potential reduction in competition in the United States boom truck market that could result from the acquisition, Manitowoc and Grove reached an agreement with the Department of Justice that, following the completion of the Grove Acquisition, Manitowoc will divest of either Manitowoc Boom Trucks' business or National Crane's business (Grove's boom truck business). Based on a preliminary analysis, Manitowoc intends to pursue the disposition of Manitowoc Boom Trucks. The unaudited pro forma condensed combined financial statements do not reflect the divestiture of Manitowoc Boom Trucks or National Crane as neither of the businesses are significant subsidiaries and the divestiture of either business would not have a material impact on the unaudited pro forma statement of earnings or balance sheet in the period presented.

     As more fully described in the notes to the Grove historical financial statements included elsewhere in this current report on Form 8-K, on May 7, 2001 SGPA, Inc. (the "Predecessor"), the predecessor to Grove, filed a pre-negotiated plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code that was confirmed by the court on September 14, 2001 and consummated on September 25, 2001. For financial accounting purposes, the inception date for the reorganized Grove (the "Successor") was September 29, 2001. The Grove financial statements reflect accounting principles set forth by the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." As such, Grove adopted fresh-start reporting as of September 29, 2001 resulting in a revaluation of the company's assets, liabilities and capital structure.

Unaudited Pro Forma Condensed Combined Statement of Earnings
(Thousands of Dollars)

	Six Months Ended June 30, 2002
	Manitowoc Historical	Grove Historical (1)	Pro Forma Adjustments		Pro Forma

Net sales	$647,550	$279,236	$--		$926,786
Costs and expenses:
Cost of sales	486,935	236,245	--		723,180
Engineering, selling and administrative expenses	90,403	40,497	--		130,900
Amortization expense	1,052	--	--	(2)	1,052
Restructuring costs	3,900	1,032	--		4,932

Total costs and expenses	582,290	277,774	--		860,064
Earnings from operations	65,260	1,462	--		66,722
Interest expense	(21,978)	(8,904)	(879)	(3)	(31,761)
Other (expense) income, net	440	530	17	(4)	987

Earnings (loss) before taxes on income and cumulative effect of accounting change(2)	43,722	(6,912)	(862)		35,948
Provision for taxes on income (loss)	17,051	--	(3,031)	(5)	14,020

Net earnings (loss) before cumulative effect of accounting change	$26,671	$(6,912)	$2,169		$21,928

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF EARNINGS

(1)     The historical financial information of Grove for the six months ended June 29, 2002 was derived by deducting the unaudited historical results of operation of Grove for the three months ended December 29, 2001 from the unaudited historical results of operation of Grove for the nine months ended June 29, 2002.

(2)     Both Manitowoc and Grove have adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Under the transitional provisions of SFAS No. 142, we identified our reporting units, performed impairment tests on the net goodwill and other intangible assets associated with each of the reporting units with the assistance of independent valuation experts, using a valuation date of January 1, 2002, and determined that a transitional goodwill impairment charge of $51.0 million ($36.8 million net of tax) was required. Goodwill and indefinite lived intangible assets associated with Manitowoc's acquisition of Grove will not be amortized. The purchase consideration paid in excess of the fair values of the assets acquired and liabilities assumed in the Grove acquisition will be allocated first to the identifiable intangible assets with any remaining excess accounted for as goodwill. No appraisals of assets have been performed and all of the excess of purchase consideration over the net assets to be acquired is being recorded as goodwill. A subsequent valuation analysis could potentially change the purchase price allocation to include adjustments to tangible assets and/or identification of definite lived intangible assets and therefore result in amortization expense.

(3)     To adjust interest expense to reflect the issuance of new notes in connection with the acquisition of Grove and the repayment of existing Grove debt:

Instrument	Amount	Interest Rate	For The Six Months Ended June 30, 2002

Revolving credit facility	$6,836	4.526%	$155
New notes	175,000	10.500%	9,188
Grove short-term borrowings	6,143	7.750%	238
Amortization of deferred financing costs	--		202

	$187,979		9,783
Less - Grove historical interest expense			8,904

Net pro forma adjustment			$879

     The revolving credit facility, which provides for maximum borrowings of $125.0 million, has a 0.500% commitment fee on the unused balance. See Note (4) below.

     The above interest rates related to the revolving credit facility and the Grove short-term borrowings are the rates in effect on March 18, 2002, the date of the signing of the merger agreement for the Grove acquisition. A 0.125% increase or decrease in the assumed average interest rate would change the pro forma interest expense by less than $0.1 million for the six months ended June 30, 2002.

(4)     To adjust the commitment fee related to the assumed unused balance of the revolving credit facility.

(5)     To adjust the provision for income taxes to an effective income tax rate of 39%.

Unaudited Pro Forma Condensed Combined Balance Sheet
(Thousands of Dollars)

	Manitowoc Historical June 30, 2002	Grove Historical June 29, 2002	Pro Forma Adjustments		Pro Forma

Assets
Current assets:
Cash and equivalents	$24,236	$16,230	$(16,230)	(1)	$24,236
Accounts receivable - net	222,449	102,619	--		325,068
Notes receivable	--	9,605			9,605
Inventories - net	145,857	170,739	--		316,596
Deferred income taxes	35,439	--	--		35,439
Other	20,061	6,064	--		26,125
Total current assets	448,042	305,257	(16,230)		737,069
Goodwill - net	369,770	--	57,165	(2)	426,935
Other intangible assets - net	83,248	--	--		83,248
Reorganization value in excess of identifiable assets	--	37,205	(37,205)	(3)	--
Property, plant and equipment - net	201,050	121,108	--		322,158
Deferred tax assets	--	1,050	(1,050)	(3)	--
Other non-current assets	77,862	3,712	4,031	(4)	85,605
Total assets	$1,179,972	$468,332	$6,711		$1,655,015
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$315,299	$51,395	--		$366,694
Current portion of long - term debt	29,309	15,000	(15,000)	(1)	29,309
Short-term borrowings	37,200	6,143	6,836	(1)	50,179
Product warranties	18,155	10,880	--		29,035
Deferred tax liabilities	--	160	(160)	(3)	--
Other current liabilities	--	51,529	--		51,529

Total current liabilities	399,963	135,107	(8,324)		526,746

Non - current liabilities:
Long - term debt, less current portion	451,918	159,966	(159,966)	(1)	451,918
New Notes	--	--	175,000	(1)	175,000
Postretirement health and other benefit obligations	24,227	56,960	--		81,187
Other non - current liabilities	51,669	44,701	--		96,370

Total non - current liabilities	527,814	261,627	15,034		804,475

Stockholders' equity:
Common stock	367	5,000	(5,000)	(3)	367
Additional paid - in capital	33,063	93,500	(93,500)	(3)	82,567
			49,504	(5)
Accumulated other comprehensive loss	(13,554)	(777)	777	(3)	(13,554)
Unearned compensation	(810)	(4,625)	4,625	(3)	(810)
Retained earnings (deficit)	362,494	(21,500)	21,500	(3)	362,494
Treasury stock, at cost	(129,365)	--	22,095	(5)	(107,270)

Total stockholders' equity	252,195	71,598	1		323,794

Total liabilities and stockholders' equity	$1,179,972	$468,332	$6,711		$1,655,015

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1)     The pro forma adjustments required to record the financing portion of the transaction are as follows (in thousands):

Payment of Grove current maturities of long-term debt	$(15,000)

Payment of Grove long-term borrowings:
14% debentures	$(45,000)
Term loan	(114,966)
$(159,966)

Proceeds from new notes	$175,000

Proceeds from revolving credit facility	$6,836

Cash and equivalents	$16,230

(2)   To record goodwill of $57.2 million in connection with the Grove acquisition. The estimated purchase price of $275.8 million includes the amount to be paid to Grove stockholders of $71.6 million, the assumption and partial refinancing of Grove debt in the amount of $181.1 million, plus estimated direct acquisition costs and payment of Grove prepayment penalties of $23.1 million.

     The purchase consideration paid in excess of the fair values of the assets acquired and liabilities assumed will be allocated first to the identifiable intangible assets with any remaining excess accounted for as goodwill. No appraisals of assets have been performed and all of the excess of purchase consideration over the net assets to be acquired is being preliminarily recorded as goodwill. We plan to conduct a valuation of all the tangible and intangible assets acquired as a result of the acquisition of Grove subsequent to closing. This valuation analysis could potentially result in a different purchase price allocation.

     In accordance with Statement of Financial Accounting Standards No. 142. "Goodwill and Other Intangible Assets," which was adopted by Manitowoc on January 1, 2002, goodwill and indefinite lived intangible assets associated with our acquisition of Grove will not be amortized.

(3)   Represents the elimination of Grove historical amounts related to reorganization value in excess of identifiable assets, deferred income taxes and stockholders' equity.

(4)   Reflects new deferred financing costs of $4.0 million for the new notes that are being incurred as a result of the Grove acquisition and related debt financing. The deferred financing costs will be amortized over the term of the related debt.

(5)   To reflect the increase in Manitowoc common stock outstanding as a result of the acquisition of Grove. Approximately 2.2 million additional shares of our common stock were issued based upon a stock price of $32.34 per share as defined in the merger agreement at the closing of the transaction. According to the merger agreement, the number of shares to be issued at the close of the transaction was calculated as the average closing sales price for the ten consecutive trading days ending on and including the second day prior to the closing of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: September 12, 2002	/s/ Carl J. Laurino
Carl J. Laurino
Treasurer and Interim Chief Financial Officer